UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2007

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 19, 2007, Planar Systems, Inc. (the “Company”) issued a press release announcing that it will record a net non-cash charge of $7.6 million for the fourth quarter of 2007 to establish a valuation allowance against its deferred tax assets in the United States and France. Also, on November 19, 2007, the Company issued a press release announcing its financial results for the fourth quarter and year ended September 28, 2007, and its expectations as to revenue and non-GAAP income per diluted share for the first quarter of fiscal 2008 and non-GAAP income per diluted share for fiscal year 2008 (the “Earnings Release”). The press releases issued on November 19, 2007 contain forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. The press releases issued November 19, 2007 are furnished herewith as Exhibits 99.1 and 99.2 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), the Earnings Release contains non-GAAP financial measures that exclude the effects of the acquisition of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123(R), “Share-based Payment” (“123R”) and other adjustments. The non-GAAP financial measures used by management and disclosed by the Company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisition of Clarity Visual Systems and Runco International, all forms of share-based compensation, impairment of long-lived assets, restructuring charges, the amortization of intangible assets from previous acquisitions and various tax charges including the valuation allowance against deferred tax assets. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management uses the non-GAAP financial measures for internal managerial purposes, including as a means to compare period-to-period results on both a segment basis and consolidated basis and as a means to evaluate the Company’s results on a consolidated basis compared to those of other companies. In addition, management uses certain of these measures when publicly providing forward-looking statements on expectations regarding future consolidated basis financial results. The Company discloses this information to the public to enable investors who wish to more easily assess the Company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expenses. In particular, as the Company begins to apply 123R, the Company believes that it is useful to investors to understand how the expenses and other adjustments associated with the application of 123R are being reflected on the Company’s income statements.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1 Press Release issued by Planar Systems, Inc. dated November 19, 2007.

99.2 Press Release issued by Planar Systems, Inc. dated November 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 19, 2007.

PLANAR SYSTEMS, INC.
(Registrant)
By	/s/ Stephen M. Going
Stephen M. Going,
Vice President, General Counsel
and Secretary